                                                                       EXHIBIT 4

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
               --------------------------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

     The following  instruments of Navistar  International  Corporation  and its principal  subsidiary  International  Truck  and  Engine  Corporation,  and  its
principal  subsidiary  Navistar  Financial  Corporation  defining  the rights of security  holders are incorporated herein by reference.

     4.1  Indenture, dated as of May 30, 1997, by and between Navistar Financial
          Corporation  and The Fuji Bank and Trust Company,  as Trustee,  for 9%
          Senior  Subordinated  Notes  due  2002  for  $100,000,000.   Filed  on
          Registration No. 333-30167.

     4.2  $125,000,000  Credit  Agreement  dated as of  November  26,  1997,  as
          amended by  Amendment   No.   1  dated as of February 4, 1998,  and as
          amended by Amendment No. 2 dated as of July 10, 1998,  among  Navistar
          International Corporation Mexico, S.A. de C.V., Navistar International
          Corporation,   certain  banks,  certain  Co-Arranger  banks,  Bank  of
          Montreal,  as Paying Agent, and Bancomer,  S.A.,  Institucion de Banca
          Multiple,  Grupo  Financiero,  as Peso Agent and Collateral Agent. The
          Registrant  agrees to furnish to the Commission upon request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b) (4) (iii).

     4.3  Indenture,  dated as of  February  4, 1998,  by and  between  Navistar
          International  Corporation  and  Harris  Trust and  Savings  Bank,  as
          Trustee,  for 7%  Senior  Notes  due 2003 for  $100,000,000.  Filed on
          Registration No. 333-47063.

     4.4  Indenture,  dated as of  February  4, 1998,  by and  between  Navistar
          International  Corporation  and  Harris  Trust and  Savings  Bank,  as
          Trustee,  for 8% Senior  Subordinated Notes due 2008 for $250,000,000.
          Filed on Registration No. 333-47063.

     4.5  $45,000,000  Revolving  Credit  Agreement  dated as of June 5, 1998 as
          amended by  Amendment   No.   1  dated as of  January 1, 1999,  and as
          amended by  Amendment  No. 2 dated as of April 9, 1999,  as amended by
          Amendment   No.    3   dated  as  of  July  1999,  among   Arrendadora
          Financiera Navistar S.A. de C.V., Servicios  Financieros Navistar S.A.
          de C.V. and  Navistar  Comercial  S.A. de C.V. and The First  National
          Bank of Chicago.  The  Registrant  agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

     4.6  $200,000,000  Mexican  Peso  Revolving  Credit  Agreement  dated as of
          October  20,  1998 as  amended  by  Amendment   No.   1   dated  as of
          November 12, 1999, among Arrendadora Financiera Navistar S.A. de C.V.,
          Servicios  Financieros  Navistar  S.A. de C.V. and Navistar  Comercial
          S.A. de C.V. and Comerica Bank.  The  Registrant  agrees to furnish to the  Commission  upon  request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

                                       E-2

                                                          EXHIBIT 4 (CONTINUED)

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
               --------------------------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

    4.7  $8,000,000 Mexican Peso Revolving Credit Agreement dated as of October
         9, 1998 by and between  Arrendadora  Financiera  Navistar S.A. de C.V.
         and Banco  Bilbao  Vizcaya.  The  Registrant  agrees to furnish to the
         Commission  upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

    4.8  $27,000,000  Mexican  Peso  Revolving  Credit  Agreement  dated  as of
         October 9, 1998 by and between Servicios  Financieros Navistar S.A. de
         C.V. and Banco Bilbao Vizcaya. The Registrant agrees to furnish to the
         Commission  upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

    4.9  Rights   Agreement  dated  as  of  April  20,  1999  between  Navistar
         International Corporation and Harris Trust and Savings Bank, as Rights
         Agent,  including the form of Certificate of Designation,  Preferences and Rights of Junior Participating  Preferred Stock, Series A attached thereto  as  Exhibit  A, and the form of Rights  Certificate  attached
         thereto  as  Exhibit  B.  Filed  as  Exhibit  1.1  to  the   company's
         Registration  Statement on Form 8-A, dated April 20, 1999.  Commission
         File No. 1-9618.

    4.10 $53,000,000  Revolving  Credit  Agreement  dated as of July 9, 1999 as amended by  Amendment  No. 1 dated as of  September  15,  1999,  among
         Arrendadora  Financiera Navistar S.A. de C.V.,  Servicios  Financieros
         Navistar  S.A. de C.V. and Navistar  Comercial  S.A. de C.V. and Banco
         Nacional de Mexico,  S.A. de C.V. The Registrant  agrees to furnish to the  Commission  upon  request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

    4.11 $20,000,000  Credit  Agreement  dated  as of  August  10,  1999 by and between Arrendadora Financiera Navistar S.A. de C.V. and Bancomer. The
         Registrant  agrees to furnish to the Commission upon request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

    4.12 $200,000,000  Mexican  Peso  Revolving  Credit  Agreement  dated as of
         August 10, 1999 by and between Servicios  Financieros Navistar S.A. de
         C.V. and Bancomer.

                                       E-3

                                                          EXHIBIT 4 (CONTINUED)

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
               --------------------------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

    4.13 $95,000,000 Forward contract dated as of April 20, 2000 by and between
         Navistar  International  Corporation  and Royal  Bank of  Canada.  The
         Registrant  agrees to furnish to the Commission upon request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

    4.14 Credit  Agreement  for  $820,000,000  Revolving Credit and Competitive
         Advance  Facility  dated  as  of  December 8, 2000,  between  Navistar
         Financial  Corporation, Arrendadora Financiera Navistar, S.A. de C.V.,
         Servicios  Financieros  Navistar, S.A. de C.V. and Navistar Comercial,
         S.A. de C.V.,  as borrowers, lenders party hereto, The Chase Manhattan
         Bank as Administrative Agent, Bank of America as Syndication Agent and
         Bank of Nova Scotia as Documentation Agent.  Filed as Exhibit 10.05 to
         Navistar  Financial  Corporation's  Form 10-Q  dated March 15, 2001.
         Commission File No. 1-4146-1.

    4.15 Guarantee,   dated   as  of  December  8,  2000,   made  by   Navistar
         International Corporation,  in  favor of  The Chase Manhattan Bank, as
         Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among Navistar Financial Corporation and
         Arrendadora  Financiera  Navistar, S.A. de C.V., Servicios Financieros
         Navistar,  S.A.  de  C.V.  and  Navistar  Comercial, S.A. de C.V., the
         Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova
         Scotia, as documentation agent, and the Administrative Agent. Filed as
         Exhibit  10.07  to  Navistar  Financial Corporation's Form 10-Q dated
         March 15, 2001.  Commission File No. 1-4146-1.

    4.16 364-Day  Credit  Agreement  for  $80,000,000  364-Day Revolving Credit
         Facility,   as  of  December  8,  2000,  between   Navistar  Financial
         Corporation,  as  borrowers, lenders party hereto, The Chase Manhattan
         Bank as Administrative Agent,  Bank of America,  N.A.,  as Syndication
         Agent  and  Bank  of Nova Scotia,  as Documentation Agent.   Filed  as
         Exhibit  10.08  to  Navistar  Financial Corporation's Form 10-Q dated
         March 15, 2001.  Commission File No. 1-4146-1.

=====

     Instruments defining the rights of holders of other unregistered  long-term debt of Navistar and its subsidiaries  have been omitted from this exhibit index because the amount of debt authorized  under any such instrument does not exceed
10% of the total assets of the Registrant and its consolidated subsidiaries. The
Registrant  agrees to furnish a copy of any such  instrument  to the  Commission upon request.

                                       E-4